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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15941, 333-15945, 333-60189, 333-81373,
333-60203, 333-100079, 333-107646 and 333-107648) of Abercrombie & Fitch Co. of
our report dated April 11, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Columbus, Ohio
April 14, 2005

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